Exhibit 17(a)

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the INTERNET.

It saves Money! Telephone, facsimile and Internet voting saves postage costs. Savings which can help minimize expenses.

It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your Proxy Statement and have it at hand.

2. Call toll-free 1-866-241-6192, or go to website: www.proxy-direct.com

3. Follow the recorded or on-screen directions.

4. Do not mail your Proxy Card when you vote by phone or Internet.

Please detach at perforation before mailing.

PROXY	WESTERN ASSET EMERGING MARKETS FLOATING RATE FUND INC.	PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

JUNE 25, 2009

The undersigned hereby appoints R. Jay Gerken, Robert I. Frenkel and William J. Renahan, and each of them, attorneys and proxies for the undersigned, with full power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of the Fund to be held at 620 Eighth Avenue, 49th Floor, New York, New York on June 25, 2009 at 3:30 p.m., Eastern Standard Time, and at any adjournments or postponements thereof (the “Meeting”), upon the matters set forth in the Notice of Meeting and Proxy Statement dated [            ] [    ], 2009, and upon all other matters properly coming before the Meeting.

This proxy, if properly executed, will be voted in the manner directed by the stockholder. Please refer to the Proxy Statement for a discussion of Proposals 1 and 2.

VOTE VIA THE TELEPHONE:    1-866-241-6192

VOTE VIA THE INTERNET:    www.proxy-direct.com

999 9999 9999 999

Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title. Receipt of the Notice and the Proxy Statement, dated [            ] [    ], 2009, is hereby acknowledged.

Signature
Signature (if held jointly)
Date		20081_031709_EFL

I PLAN TO ATTEND THE MEETING.	YES ☐	NO ☐

UNLESS VOTING BY TELEPHONE OR INTERNET, PLEASE SIGN AND DATE BELOW AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Western Asset Emerging Markets Floating Rate Fund Inc. Shareholder Meeting to Be Held on June 25, 2009. The Proxy Statement and Proxy Card for this meeting are available at: https://www.proxy-direct.com/leg20081

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE MARK VOTES AS IN THIS EXAMPLE:    ¢

1.	Election of Directors: Class II to serve until 2012 Annual Meeting of Stockholders.			FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT

	01. Paulo M. Cucchi	02. Leslie H. Gelb	03. R. Jay Gerken	☐	☐	☐

To withhold authority to vote for any individual nominee, mark the, “For All Except” box and write the nominee’s number and name on the line provided below.

2.	To approve the merger of Western Asset Emerging Markets Floating Rate Fund Inc. with and into Western Asset Emerging Markets Debt Fund Inc. in accordance with the Maryland General Corporation Law.			FOR ☐	AGAINST ☐	ABSTAIN ☐

The persons named as proxies are authorized to vote in their discretion on any other business as may properly come before the Meeting.

If no direction is made, this proxy will be voted FOR all nominees for Director in Proposal 1, FOR Proposal 2 and in the discretion of the persons named as proxies on all other business that may properly come before the Meeting.

HAS YOUR ADDRESS CHANGED	DO YOU HAVE ANY COMMENTS

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE. 20081_031709_EFL